Exhibit 3.1

EXEMPTED Company Registered and filed as No. 388119 On 11-Mar-2022 Assistant Registrar

Memorandum of Association of

Oak Woods Acquisition Corporation

Grand Cayman

Cayman Islands

conyers.com

AP_Legal – 107922065.1	Auth Code: F70761063363 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 388119 On 11-Mar-2022 Assistant Registrar

THE COMPANIES ACT (2021 REVISION)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Oak Woods Acquisition Corporation

1.	The name of the Company is Oak Woods Acquisition Corporation.

2.	The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$55,500 divided into 500,000,000 Class A ordinary shares of a nominal or par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

9.	The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

AP_Legal – 107922065.1	Auth Code: F70761063363 www.verify.gov.ky
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EXEMPTED Company Registered and filed as No. 388119 On 11-Mar-2022 Assistant Registrar

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum of Association and the Companies Act, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 11th day of March, 2022

	SIGNATURE, NAME, OCCUPATION AND	NUMBER OF SHARES
	ADDRESS OF SUBSCRIBER	TAKEN BY SUBSCRIBER

One (1) Class B ordinary share
Conyers Trust Company (Cayman) Limited
Cricket Square, P.O. Box 2681
Grand Cayman, Cayman Islands KY1-1111

/s/ Charlotte Cloete
Charlotte Cloete
Conyers Trust Company (Cayman) Limited

/s/ Tara Ramoon
Tara Ramoon
Witness to the above signature

Address:	Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Occupation: Senior Incorporation Administrator

AP_Legal – 107922065.1	Auth Code: F70761063363 www.verify.gov.ky

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